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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ----------------------

                                    FORM S-8
           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                   --------------------------------------

                                              MICROSIGNAL CORPORATION
          -----------------------------------------------------------
            (Exact name of registrant as specified in its charter)

         NEVADA                                             88-0231200
      ----------------------------------                 ----------------
      (State or other Jurisdiction                       (I.R.S. Employer
       of Incorporation or Organization)                 Identification
                                                         No.)

         345 Southpointe Boulevard Canonsburg, PA           15317
          ---------------------------------------------    ----------
            (Address of Principal Executive Offices)     (Zip Code)

                     --------------------------------------

                          CONSULTING SERVICES CONTRACT
                              (Full Title of Plan)

                     --------------------------------------

                                Matthew McConaghy
                             Chief Executive Officer
                            345 Southpointe Boulevard
                                           Canonsburg, PA 15317
                      (Name and Address of agent for service)

                                  724-746-9476
          -------------------------------------------------------------
       (Telephone Number, including area code, of agent for service)

                     --------------------------------------

                          COPIES OF COMMUNICATIONS TO:
                               Brian Dvorak, Esq.
                            Dvorak & Associates, Ltd.
                             Las Vegas, Nevada 89113
                              Phone: (702) 768-2960
                               Fax: (702) 794-4532




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                     --------------------------------------
                         CALCULATION OF REGISTRATION FEE
                     --------------------------------------

                                        PROPOSED    PROPOSED
                                        MAXIMUM     MAXIMUM
                                        OFFERING    AGGREGATE   AMOUNT OF
TITLE OF SECURITIES   AMOUNT TO BE      PRICE       OFFERING    REGISTRATION
TO BE REGISTERED      REGISTERED(1)     PER UNIT    PRICE       FEE (2)
=============================================================================
Common Stock,         2,570,000 shares   $0.06      $150,000    $85.15
par value
$.001 per share
=============================================================================
(1) This Registration Statement relates to 2,500,000 shares of the Registrant's Common Stock, par value $.001 per share, to be issued upon pursuant to the terms of the Consulting Services Contracts.

(2) Pursuant to Rule 457(c) of the Securities Act of 1933 (the "Securities Act") the registration fee is calculated on the basis of the average of the bid and ask prices for the Common Stock as quoted on the Over-the-Counter Bulletin Board on March 31, 2003.

============================================================================
                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

        The following documents listed under this Part I and the documents incorporated by reference under Item 3 of Part II to this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act, and are incorporated herein by reference.

ITEM 1. PLAN INFORMATION

     The information required to be provided pursuant to this Item to the individual participants, Richard A. Taulli and Matthew McConaghy is set forth in the consulting services contract, dated March 15, 2003 (the "Consulting Services Contracts") and the Employment Agreement of Matthew Mcconaghy. See Exhibit 4.1.

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

        Written statement required to be provided to participants pursuant to this Item 2:

     We will provide without charge to each participant in the Consulting Services Contract, upon written or oral request of such person, a copy (without exhibits, unless such exhibits are specifically incorporated by reference) of any or all of the documents incorporated by reference pursuant to this Registration Statement. Requests may be forwarded to MicroSignal Corporation, 345 Southpointe Boulevard Canonsburg, PA 15317 Phone: 724-746-9476.


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                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The contents of the following documents filed by MicroSignal Corporation, a Nevada corporation ("MSGL" or the "Registrant"), with the Securities and Exchange Commission (the "Commission") are hereby incorporated into this registration statement ("Registration Statement") by reference:

      (i) Registrant Statement on Form 10SB12G, filed on October 10, 2000 filed pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended ("Exchange Act"); and

      (ii) Registrant's quarterly reports on Form 10-QSB for the quarters ended March 31, 2001, June 30, 2001,September 30, 2001, March 31, 2002, June 30,
2002 and September 30, 2003.

     (iii) Registrants annual report on Form 10-KSB for the years ended December 31, 2001 and December 31, 2002.

      All documents filed by us with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the filing date of this Registration Statement and prior to the filing of a post- effective amendment to this Registration Statement which indicates that all securities offered have been sold or which registers all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents. We will provide without charge to the participant in the written compensation contract, upon written or oral request of such person, a copy (without exhibits, unless such exhibits are specifically incorporated by reference) of any or all of the documents incorporated by reference pursuant to this Item 3.

ITEM 4. DESCRIPTION OF SECURITIES

      Not Applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

      None.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     As permitted by the provisions of the Nevada Revised Statutes (the NRS), the Company has the power to indemnify any person made a party to an action, suit or proceeding by reason of the fact that they are or were a director, officer, employee or agent of the Company, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any such action, suit or proceeding if they acted in good faith and in a manner which they reasonably believed to be in, or not opposed to, the best interest of the Company and, in any criminal action or proceeding, they had no reasonable cause to believe their conduct was unlawful. Termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which they reasonably believed to be in or not opposed to the best interests of the Company, and, in any criminal action or proceeding, they had no reasonable cause to believe their conduct was unlawful.

          The Company must indemnify a director, officer, employee or agent of the Company who is successful, on the merits or otherwise, in the defense of any action, suit or proceeding, or in defense of any claim, issue, or matter in the proceeding, to which they are a party because they are or were a director, officer employee or agent of the Company against expenses actually and reasonably incurred by them in connection with the defense.

          The Company may provide to pay the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding as the expenses are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that they are not entitled to be indemnified by the Company.

          The NRS also permits a corporation to purchase and maintain liability insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against them and liability and expenses incurred by them in their capacity as a director, officer, employee or agent, or arising out of their status as such, whether or not the Company has the authority to indemnify them against such liability and expenses. Presently, the Company does not carry such insurance.

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ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

        Not Applicable.



ITEM 8.  EXHIBITS

Exhibit No.                Description of Exhibits

 3.1 Certificate of Incorporation of the Company (filed as Exhibit 3a to the Company's Registration Statement on Form 10SB as filed with the Commission on October 10, 2003).
 3.2 Bylaws of the Company(filed as Exhibit 3b to the Company's Registration Statement on Form 10SB as filed with the Commission on October 10, 2003).
 4.1 Consulting Services Contracts dated March 15, 2003 between Microsignal Corporation and Richard A. Taulli.
              (filed herewith).
 4.2 Employment Agreement with Microsignal Corporation and Matthew McConaghy (filed herewith)
 5.1          Opinion of Brian Dvorak, Esq. (Filed herewith).
23.1          Consent of Malone & Bailey, PLLC (Filed herewith).
23.2          Consent of Brian Dvorak, Esq. (Included in Exhibit 5.1).


ITEM 9. UNDERTAKINGS

        (a) UNDERTAKING TO UPDATE

              The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

              (i) include any prospectus required by section 10(a)(3) of the Securities Act;

              (ii) reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the Registration Statement; and

             (iii) include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

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        PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference in the Registration Statement.

              (2) That, for the purpose of determining any liability under the Securities Act, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) UNDERTAKING WITH RESPECT TO DOCUMENTS INCORPORATED BY REFERENCE

              The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

        (c) UNDERTAKING WITH RESPECT TO INDEMNIFICATION

              Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


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                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, Nevada, on this 4th day of April, 2003.

                                  MICROSIGNAL CORPORATION

                                  By: /S/ Matthew McConaghy
                                  ---------------------------
                                  Matthew McConaghy
                                  CHIEF EXECUTIVE OFFICER


        In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on this 2nd day of April, 2003.


         SIGNATURE                                TITLE
         ---------                                -----
  /s/ Matthew McConaghy                 Chief Executive Officer
 ----------------------------------   (principal executive officer)
      Matthew McConaghy                and Chief Financial Officer


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